SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 30, 2009

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                             Other Events.

On March 30, 2009 (the “Closing Date”), Triumph Structures - Los Angeles, Inc. (“TSLA”), a wholly-owned subsidiary of Triumph Group, Inc. (“TGI”), entered into that certain Master Lease Agreement (the “Master Lease Agreement”) with Banc of America Leasing & Capital, LLC (the “Lessor”), as modified by that certain Addendum to Master Lease Agreement, dated as of March 30, 2009, among the Lessor, TGI, TSLA and certain other wholly-owned subsidiaries of TGI (the “Addendum”).  Pursuant to the Addendum, TGI and the other subsidiaries party thereto were added to the Master Lease Agreement and related lease documents as co-lessors with TSLA (in such capacity, each a “Co-Lessee” and, collectively, the “Co-Lessees”) and, as such, are jointly and severally liable, with TSLA, for the obligations under the Master Lease Agreement and such other related lease documents.  Under the Master Lease Agreement, TSLA or any other Co-Lessee may enter into a schedule with the Lessor from time to time to document the terms of a particular capital lease for certain equipment described on such schedule on the terms set forth in such schedule.  As of the Closing Date, the Lessor entered into capital leases for equipment with certain Co-Lessees totaling $58,733,700.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary